Exhibit 99.1

Investors
Bob Okunski
408-240-5447
bokunski@8point3energypartners.com

Media
Natalie Wymer
650-223-9132
media@8point3energypartners.com

8point3 Enters into a Definitive Agreement to be Acquired by Capital Dynamics
Announces Fourth Quarter and Fiscal Year 2017 Results

SAN JOSE, CA, February 5, 2018 - 8point3 Energy Partners LP (NASDAQ:CAFD) (“8point3” or the “Partnership”) today announced it has entered into an Agreement and Plan of Merger and Purchase Agreement (the “Merger Agreement”) with CD Clean Energy and Infrastructure V JV, LLC, an investment fund managed by Capital Dynamics, Inc., and certain other co-investors (collectively, “Capital Dynamics”), pursuant to which Capital Dynamics will acquire 8point3 through an acquisition of 8point3 General Partner, LLC (the “General Partner”), the general partner of the Partnership (such transaction, the “GP Transfer”), all of the outstanding Class A shares in the Partnership and all of the outstanding common and subordinated units and incentive distribution rights in 8point3 Operating Company, LLC (“OpCo”), the Partnership’s operating company (the “Proposed Transactions”).

Pursuant to the Proposed Transactions, the Partnership’s Class A shareholders and First Solar, Inc. (NASDAQ: FSLR)(“First Solar”) and SunPower Corporation (NASDAQ: SPWR) (“SunPower” and, together with First Solar, the “Sponsors”), as holders of common and subordinated units in OpCo, will receive $12.35 per share or per unit in cash, plus a preset daily amount representing cash expected to be generated from December 1, 2017 through closing less any distributions received after the execution of the Merger Agreement and prior to closing. No consideration will be received by the Sponsors for the incentive distribution rights and the GP Transfer.

•	Proposed Transactions represent ~$977 million in equity value and ~$1.7 billion in enterprise value

•	Culmination of an extensive and competitive marketing process with >130 parties contacted

•	Committed debt financing secured by Capital Dynamics enhances certainty of closing the Proposed Transactions

•
Proposed Transactions unanimously approved by the Conflicts Committee of the Board of Directors of 8point3 (the “Conflicts Committee”) and approved by the Board of Directors of the General Partner as well as the Boards of Directors of First Solar and SunPower

•	Proposed Transactions expected to close in second fiscal quarter or third fiscal quarter of 2018

The completion of the Proposed Transactions is subject to a number of closing conditions, including approval by a majority of the outstanding 8point3 public Class A shareholders, the expiration of the waiting period under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976, Federal Energy Regulatory Commission (FERC) Section 203 approval and the approval of the Committee on Foreign Investment in the United States (CFIUS). The Sponsors, which are the indirect owners of our General Partner and approximately 64.5 percent of OpCo’s outstanding units, have executed an agreement to vote in support of the Proposed Transactions. Additionally, the Proposed Transactions are subject to certain other customary closing conditions.

“The Partnership announced today that the Sponsors’ strategic review has concluded with the signing of a definitive agreement for the Partnership to be acquired by Capital Dynamics,” said Chuck Boynton, CEO of 8point3. “This transaction is the culmination of a thorough and comprehensive strategic review process that determined that Capital Dynamics’s offer was the most compelling proposal for all shareholders relative to other options, including the option to continue as a stand-alone company.”

The Partnership was formed to be a growth-oriented limited partnership, owning, operating and acquiring solar energy generation projects, with the primary objective of generating predictable cash distributions that grow at a sustainable rate.  The Partnership intended to achieve this objective by acquiring high-quality solar assets primarily developed by its Sponsors.

For the last several quarters, the ability of the Partnership to execute on its growth strategy has been very limited.  The evolving nature of the solar industry has enabled the Sponsors’ strategies of recycling capital faster and more efficiently by selling projects at a stage of construction and development that is earlier than best suited for the Partnership.  In addition, the Partnership’s higher cost of capital and difficulty in accessing the capital markets on a consistent basis resulted in several replacements of projects under the Right of First Offer (ROFO) arrangements, as well as the Partnership later waiving its rights to acquire a number of ROFO projects from the Sponsors, with such waived projects subsequently acquired by third party buyers at purchase prices higher than those offered to the Partnership. These challenges, among others, present strategic and financial implications for the Partnership’s operations and prospects as a stand-alone public company without the Sponsors, and its resulting competitive position in the market for renewable energy assets.

Goldman Sachs is acting as financial advisor to SunPower, BofA Merrill Lynch is acting as financial advisor to First Solar, and Evercore is acting as financial advisor to the Conflicts Committee. Baker Botts L.L.P. is acting as legal counsel to SunPower, Skadden, Arps, Slate, Meagher & Flom, LLP is acting as legal counsel to First Solar and Richards, Layton & Finger P.A. is acting as legal counsel to the Conflicts Committee.

Fourth Quarter 2017 Results
The Partnership also announced its fourth quarter and fiscal year 2017 results. 8point3 reported revenue of $15.8 million and $70.1 million, net income of $8.8 million and $39.2 million, Adjusted EBITDA of $26.2 million and $121.3 million, and cash available for distribution (CAFD) of $37.8 million and $111.9 million, respectively.

The Board of Directors of the General Partner also declared a cash distribution for its Class A shares of $0.2802 per share for the fourth quarter, which was paid January 12, 2018 to shareholders of record on January 2, 2018.

The Partnership did not utilize its $125 million at-the-market (ATM) equity offering program during the fourth quarter of fiscal year 2017.

Guidance
The Partnership’s first quarter 2018 guidance is as follows: revenue of $9.0 million to $10.0 million, net income of $1.5 million to $3.5 million, Adjusted EBITDA of $7.5 million to $9.5 million, CAFD of $14.5 million to $16.5 million and a distribution of $0.2802 per share. The Partnership’s first quarter 2018 guidance includes approximately $3.0 million in expenses related to the

Proposed Transactions and approximately $12.3 million tax benefit from the Tax Cuts and Jobs Act signed into law on December 22, 2017.

During the pendency of the Proposed Transactions, we intend to make quarterly distributions of $0.2802 per share, which maintains the distribution level at the end of the fiscal year ended November 30, 2017.

8point3 will host a conference call for investors to discuss the Proposed Transactions at 2:30 p.m. Pacific Time, on February 5, 2018. Investors can access the call by either dialing 517.623.4618 with the passcode 8point3 or listening to the webcast through 8point3’s website at http://ir.8point3energypartners.com.

About 8point3
8point3 Energy Partners LP (NASDAQ:CAFD) is a limited partnership formed by First Solar, Inc. and SunPower Corporation to own, operate and acquire solar energy generation projects. The Partnership owns interests in projects in the United States that generate long-term contracted cash flows and serve utility, commercial and residential customers. For more information about 8point3, please visit: www.8point3energypartners.com.

About Capital Dynamics
Capital Dynamics, Inc. is an independent, global asset manager, investing in private equity, private credit and clean energy infrastructure. We are client-focused, tailoring solutions to meet investor requirements. The Firm manages investments through a broad range of products and opportunities including separate account solutions, investment funds and structured private equity products. Capital Dynamics currently has $15 billion in assets under management and advisement.

For 8point3 Investors
This press release includes various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions. You can identify our forward looking statements by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”, “risks”, “schedule”, “seek”, “target”, “could”, “may”, “will”, “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning the Sponsors’ ownership interest in the Partnership, expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Partnership and its subsidiaries, including guidance regarding the Partnership’s revenue, net income, adjusted EBITDA, cash available for distribution and distributions, other future actions, conditions or events such as the commercial operation dates of projects, future operating results or the ability to generate sales, income or cash flow or to make distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date hereof, February 5, 2018, and we disclaim any obligation to update such statements for any reason, except as required by law. All forward-looking statements contained in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to in this paragraph. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include the risk factors described under “Risk Factors” in our 2017 Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 5, 2018. If any of those risks occur, it could cause our actual results to differ materially from those contained in any forward-looking statement. Because of these risks and uncertainties, you should not place undue reliance on any forward-looking statement.

Furthermore, among other risks and uncertainties, there can be no guarantee that the Proposed Transactions will be completed, or if they are completed, the time frame in which they will be completed. The Proposed Transactions are subject to the satisfaction of certain conditions contained in the Merger Agreement. The failure to complete the Proposed Transactions could disrupt certain of 8point3’s plans, operations, business and employee relationships.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
This press release contains information about the Proposed Transactions involving the Partnership and its subsidiaries and affiliates of Capital Dynamics. In connection with the Proposed Transactions, the Partnership will file with the SEC a proxy statement for the Partnership’s shareholders. The Partnership will mail the final proxy statement to its shareholders. INVESTORS AND SHAREHOLDERS OF THE PARTNERSHIP ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PARTNERSHIP, CAPITAL DYNAMICS, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and shareholders of the Partnership will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Partnership through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders of the Partnership will be able to obtain free copies of documents filed by the Partnership with the SEC from the Partnership’s website, www.8point3energypartners.com, under the heading “SEC Filings” in the “Investor Relations” tab.

PARTICIPANTS IN THE SOLICITATION
The Partnership and our General Partner’s directors and executive officers, and First Solar and SunPower and their respective directors and executive officers, are deemed to be participants in the solicitation of proxies from the shareholders of the Partnership in respect of the Proposed Transactions. Information regarding the directors and executive officers of our General Partner, First Solar and SunPower is contained in our 2017 Form 10-K filed with the SEC on February 5, 2018, First Solar’s 2016 Form 10-K filed with the SEC on February 22, 2017 and SunPower’s 2016 Form 10-K filed with the SEC on February 17, 2017, respectively. Free copies of these documents may be obtained from the sources described above.

Non-GAAP Financial Information
This earnings release includes certain financial measures that are not defined under U.S. generally accepted accounting principles (GAAP), including Adjusted EBITDA and CAFD. Such non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. We reconcile these non-GAAP financial measures to the most directly comparable financial measure prepared in accordance with GAAP in the tables that accompany this release. In the introduction to such reconciliation tables that accompany this release, we disclose the reasons why we believe our use of the non-GAAP financial measures in this release provides useful information. Please read “Non-GAAP Financial Measures” below for further details on our use of non-GAAP financial measures.

8point3 Energy Partners LP
Consolidated Balance Sheets
(In thousands, except share data)

	November 30, 2017	November 30, 2016
Assets
Current assets:
Cash and cash equivalents	$13,528	$14,261
Accounts receivable and short-term financing receivables, net	5,572	5,401
Prepaid and other current assets[1]	16,990	15,745
Total current assets	36,090	35,407
Property and equipment, net	713,284	720,132
Long-term financing receivables, net	76,201	80,014
Investments in unconsolidated affiliates	768,258	475,078
Other long-term assets	15,372	24,432
Total assets	$1,609,205	$1,335,063
Liabilities and Equity
Current liabilities:
Accounts payable and other current liabilities[1]	$4,394	$23,771
Short-term debt and financing obligations[1]	2,229	1,964
Deferred revenue, current portion	1,025	870
Total current liabilities	7,648	26,605
Long-term debt and financing obligations[1]	689,847	384,436
Deferred revenue, net of current portion	123	308
Deferred tax liabilities	37,318	30,733
Asset retirement obligations	14,970	13,448
Other long-term liabilities	1,945	—
Total liabilities	751,851	455,530
Redeemable noncontrolling interests	17,346	17,624
Equity:
Class A shares, 28,088,673 and 28,072,680 issued and outstanding as of November 30, 2017 and November 30, 2016, respectively	249,363	249,138
Class B shares, 51,000,000 issued and outstanding as of November 30, 2017 and November 30, 2016	—	—
Accumulated earnings	4,595	22,440
Total shareholders' equity attributable to 8point3 Energy Partners LP	253,958	271,578
Noncontrolling interests	586,050	590,331
Total equity	840,008	861,909
Total liabilities and equity	$1,609,205	$1,335,063

1The Partnership has related-party balances for transactions made with the Sponsors and tax equity investors. Related-party balances recorded within “Prepaid and other current assets” in the consolidated balance sheets were $0.7 million and $0.9 million as of November 30, 2017 and November 30, 2016, respectively. Related-party balances recorded within “Accounts payable and other current liabilities” in the consolidated balance sheets were $0.1 million and $19.7 million due to Sponsors as of November 30, 2017 and November 30, 2016, respectively, and $0.9 million and $1.0 million due to tax equity investors as of November 30, 2017 and November 30, 2016, respectively. Related-party balances recorded within “Short-term debt and financing obligations” and “Long-term debt and financing obligations” in the consolidated balance sheets were $2.2 million and $47.4 million, respectively, as of November 30, 2017, and $2.0 million and zero, respectively, as of November 30, 2016.

8point3 Energy Partners LP
Consolidated Statements of Operations
(In thousands, except per share data)

	Year Ended		Eleven Months Ended
	November 30, 2017	November 30, 2016	November 30, 2015
Revenues:
Operating revenues[1]	$70,089	$61,198	$10,660
Total revenues	70,089	61,198	10,660
Operating costs and expenses[1]:
Cost of operations	8,450	6,959	2,624
Cost of operations—SunPower, prior to IPO	—	—	468
Selling, general and administrative	9,732	7,003	10,702
Depreciation and accretion	28,070	22,792	4,291
Acquisition-related transaction costs	56	2,271	212
Total operating costs and expenses	46,308	39,025	18,297
Operating income (loss)	23,781	22,173	(7,637)
Other expense (income):
Interest expense	23,497	12,081	1,860
Interest income	(1,198)	(1,203)	(1,470)
Other expense (income)	(971)	(1,518)	12,536
Total other expense, net	21,328	9,360	12,926
Income (loss) before income taxes and equity in earnings of unconsolidated investees	2,453	12,813	(20,563)
Income tax provision	(6,587)	(18,244)	(12,503)
Equity in earnings of unconsolidated investees	43,379	18,341	9,055
Net income (loss)	39,245	12,910	(24,011)
Less: Predecessor loss prior to IPO on June 24, 2015	—	—	(20,095)
Net income (loss) subsequent to IPO	39,245	12,910	(3,916)
Less: Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	27,838	(14,191)	(22,642)
Net income attributable to 8point3 Energy Partners LP Class A shares	$11,407	$27,101	$18,726
Net income per Class A share:
Basic	$0.41	$1.27	$0.94
Diluted	$0.41	$1.27	$0.94
Distributions per Class A share:	$1.04	$0.91	$0.16
Weighted average number of Class A shares:
Basic	28,079	21,420	20,002
Diluted	43,579	36,920	35,034

1The Partnership has related-party activities for transactions made with the Sponsors. Related party transactions recorded within “Operating revenues” in the consolidated statement of operations were $5.2 million, $5.2 million and $2.3 million in fiscal 2017, 2016 and 2015, respectively. Related party transactions recorded within “Operating costs and expenses” in the consolidated statement of operations were $8.4 million, $7.0 million and $1.4 million in fiscal 2017, 2016 and 2015, respectively. Related party transactions recorded within “Other expense (income)” in the consolidated statement of operations were $0.3 million in fiscal 2017, and zero in both fiscal 2016 and 2015.

8point3 Energy Partners LP
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended		Eleven Months Ended
	November 30, 2017	November 30, 2016	November 30, 2015
Cash flows from operating activities:
Net income (loss)	$39,245	$12,910	$(24,011)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and accretion	28,500	22,880	4,291
Unrealized loss (gain) on interest rate swap	(706)	(1,508)	611
Interest expense on financing obligation	—	—	1,193
Loss on termination of financing obligation	—	—	6,477
Reserve for rebates receivable	—	—	1,338
Distributions from unconsolidated investees	43,379	18,075	6,766
Equity in earnings of unconsolidated investees	(43,379)	(18,341)	(9,055)
Deferred income taxes	6,585	18,242	12,491
Share-based compensation	225	224	112
Amortization of debt issuance costs	983	626	—
Other, net	131	370	328
Changes in operating assets and liabilities:
Accounts receivable and financing receivable, net	3,801	1,481	46
Cash grants receivable	—	—	146
Rebates receivable	—	—	(121)
Solar power systems to be leased under sales type leases	—	—	197
Prepaid and other assets	7,827	(1,435)	(4,258)
Deferred revenue	(21)	(59)	(118)
Accounts payable and other liabilities	2,098	1,171	5,403
Net cash provided by operating activities	88,668	54,636	1,836
Cash flows from investing activities:
Cash provided by (used in) purchases of property and equipment, net	(346)	1,167	(223,688)
Cash paid for acquisitions	(317,558)	(284,797)	—
Distributions from unconsolidated investees	36,908	11,629	4,672
Net cash used in investing activities	(280,996)	(272,001)	(219,016)
Cash flows from financing activities:
Proceeds from issuance of Class A shares, net of issuance costs	—	113,325	393,750
Proceeds from issuance of bank loans, net of issuance costs	284,008	86,567	461,192
Proceeds from issuance of Short-Term Note to First Solar	—	—	1,964
Repayment of bank loans	(27,000)	—	(264,143)
Repayment of Short-Term Note to First Solar	(1,964)	—	—
Capital contributions from SunPower	—	9,973	341,694
Capital distributions to SunPower	—	—	(3,163)
Cash distribution to First Solar at IPO	—	—	(283,697)
Cash distribution to SunPower at IPO	—	—	(371,527)
Cash distribution to SunPower for the remaining purchase price payments of initial projects	—	—	(202,680)
Cash distribution to Class A shareholders	(29,252)	(20,241)	(3,146)
Cash distributions to Sponsors as OpCo unitholders	(53,132)	(12,271)	—
Cash contributions from noncontrolling interests and redeemable noncontrolling interests - tax equity investors	28,388	3,671	203,717
Cash distributions to noncontrolling interests and redeemable noncontrolling interests - tax equity investors	(9,453)	(6,179)	—
Net cash provided by financing activities	191,595	174,845	273,961
Net increase (decrease) in cash and cash equivalents	(733)	(42,520)	56,781
Cash and cash equivalents, beginning of period	14,261	56,781	—
Cash and cash equivalents, end of period	$13,528	$14,261	$56,781
Non-cash transactions:
Assignment of financing receivables to a third-party financial institution	$—	$—	$1,279
Property and equipment acquisitions funded by liabilities	—	19,538	—
Property and equipment additions funded by SunPower post-IPO	—	—	50,683
Settlement of related party payable by capital contribution from tax equity investor	—	46,837	—
Predecessor liabilities assumed by SunPower	—	—	48,588
Accrued distributions to noncontrolling interests and redeemable noncontrolling interests - tax equity investors	909	975	—
Issuance by OpCo of OpCo common units, subordinated units and IDRs for acquisition of interests in First Solar Project Entities	—	—	408,820
Issuance by OpCo of promissory note to First Solar in connection with the Stateline Acquisition	49,631	—	—
Supplemental disclosures:
Cash paid for interest, net of amounts capitalized	22,000	11,525	437

Non-GAAP Financial Measures

Our management uses a variety of financial metrics to analyze our performance. The key financial metrics we evaluate are Adjusted EBITDA and CAFD.

Adjusted EBITDA.

We define Adjusted EBITDA as net income (loss) plus interest expense, net of interest income, income tax provision, depreciation, amortization and accretion, including our proportionate share of net interest expense, interest income, income taxes and depreciation, amortization and accretion from our unconsolidated affiliates that are accounted for under the equity method, and share-based compensation and transaction costs incurred for our acquisitions of projects; and excluding the effect of certain other non-cash or non-recurring items that we do not consider to be indicative of our ongoing operating performance such as, but not limited to, mark to market adjustments to the fair value of derivatives related to our interest rate hedges. Adjusted EBITDA is a non-U.S. GAAP financial measure. This measurement is not recognized in accordance with U.S. GAAP and should not be viewed as an alternative to U.S. GAAP measures of performance. The U.S. GAAP measure most directly comparable to Adjusted EBITDA is net income (loss). The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance and borrowers’ ability to service debt. In addition, Adjusted EBITDA is used by our management for internal planning purposes including certain aspects of our consolidated operating budget and capital expenditures. It is also used by investors to assess the ability of our assets to generate sufficient cash flows to make distributions to our Class A shareholders.

However, Adjusted EBITDA has limitations as an analytical tool because it does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments, does not reflect changes in, or cash requirements for, working capital, does not reflect significant interest expense or the cash requirements necessary to service interest or principal payments on our outstanding debt or cash distributions on tax equity, does not reflect payments made or future requirements for income taxes, and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results of operations. Adjusted EBITDA is a non-U.S. GAAP measure and should not be considered an alternative to net income (loss) or any other performance measure determined in accordance with U.S. GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of Adjusted EBITDA are not necessarily comparable to EBITDA as calculated by other companies. Investors should not rely on these measures as a substitute for any U.S. GAAP measure, including net income (loss).

Cash Available for Distribution.

We use CAFD, which we define as Adjusted EBITDA less equity in earnings of unconsolidated affiliates, cash interest paid, cash income taxes paid, maintenance capital expenditures, cash distributions to noncontrolling interests and principal amortization payments on any project-level indebtedness plus cash distributions from unconsolidated affiliates, indemnity payments and promissory notes from Sponsors, test electricity generation, cash proceeds from sales-type residential leases, state and local rebates and cash proceeds for reimbursable network upgrade costs. Our cash flow is generated from distributions we receive from OpCo each quarter. OpCo’s cash flow is generated primarily from distributions from the Project Entities. As a result, our ability to make distributions to our Class A shareholders depends primarily on the ability of the Project Entities to make cash distributions to OpCo and the ability of OpCo to make cash distributions to its unitholders.

We believe CAFD is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of our ability to generate sustainable distributions. In addition, when evaluating a potential acquisition, our management team projects expected CAFD to determine whether to make such acquisition. The U.S. GAAP measure most directly comparable to CAFD is net income (loss).

However, CAFD has limitations as an analytical tool because it does not capture the level of capital expenditures necessary to maintain the operating performance of our projects, does not include changes in operating assets and liabilities and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results from operations. CAFD is a non-U.S. GAAP measure and should not be considered an alternative to net income (loss) or any other performance measure determined in accordance with U.S. GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of CAFD are not necessarily comparable to CAFD as calculated by other companies. Investors should not rely on these measures as a substitute for any U.S. GAAP measure, including net income (loss).

The following table presents a reconciliation of net income (loss) to Adjusted EBITDA and CAFD:

8point3 Energy Partners LP
Reconciliation of Net Income (Loss) to Adjusted EBITDA and CAFD
(Unaudited)

	Three Months Ended			Year Ended		Eleven Months Ended
(in thousands)	November 30, 2017	August 31, 2017	November 30, 2016	November 30, 2017	November 30, 2016	November 30, 2015
Net income (loss)	$8,760	$28,662	$4,250	$39,245	$12,910	$(24,011)
Add (Less):
Interest expense, net of interest income	5,739	5,756	2,664	22,299	10,870	390
Income tax provision (benefit)	(1,273)	5,012	2,963	6,587	18,244	12,503
Depreciation, amortization and accretion	7,302	7,327	6,556	28,500	22,880	4,291
Share-based compensation	57	56	56	225	224	112
Acquisition-related transaction costs (1)	6	19	10	56	2,271	212
Selling, general and administrative (2)	—	—	—	—	—	6,372
Loss on cash flow hedges related to Quinto interest rate swaps	—	—	—	—	—	5,448
Loss on termination of residential financing obligations	—	—	—	—	—	6,477
Unrealized loss (gain) on derivatives (3)	(357)	284	(972)	(706)	(1,508)	611
Add proportionate share from equity method investments (4)
Interest expense, net of interest income	(351)	141	(375)	89	(524)	(165)
Depreciation, amortization and accretion	6,335	6,224	3,142	25,007	10,825	5,212
Adjusted EBITDA	$26,218	$53,481	$18,294	$121,302	$76,192	$17,452
Less:
Equity in earnings of unconsolidated affiliates, net with (4) above (5)	(16,076)	(29,687)	(7,604)	(68,475)	(28,642)	(14,102)
Cash interest paid (6)	(5,838)	(5,930)	(3,000)	(22,195)	(12,176)	(4,502)
Maintenance capital expenditures	(25)	(177)	(50)	(202)	(50)	—
Cash distributions to non-controlling interests	(2,693)	(2,599)	(2,412)	(9,453)	(6,142)	—
Short-Term Note (9)	—	—	—	(1,964)	—	—
Add:
Cash distributions from unconsolidated affiliates (7)	33,820	17,169	14,054	80,287	30,129	10,902
Indemnity payment from Sponsors (8)	50	41	279	183	10,316	3,900
Short-Term Note (9)	—	—	—	—	—	1,964
Test electricity generation (10)	—	1	—	33	421	5,576
Cash proceeds from sales-type residential leases, net (11)	765	746	647	2,877	2,548	2,730
State and local rebates (12)	—	—	—	—	299	—
Cash proceeds for reimbursable network upgrade costs (13)	1,626	125	222	9,504	222	—
CAFD	$37,847	$33,170	$20,430	$111,897	$73,117	$23,920

(1)	Represents acquisition-related financial advisory, legal and accounting fees associated with ROFO Project interests purchased and expected to be purchased by us in the future.

(2)
Represents the allocation of the Predecessor’s corporate overhead in selling, general and administrative expenses. Costs incurred by the Partnership as a result of the strategic evaluation of the Proposed Transactions totaling $2.1 million in fiscal 2017 was not excluded to calculate Adjusted EBITDA and CAFD.

(3)	Represents the changes in fair value of interest rate swaps that were not designated as cash flow hedges.

(4)	Represents our proportionate share of net interest expense, depreciation, amortization and accretion from our unconsolidated affiliates that are accounted for under the equity method.

(5)
Equity in earnings of unconsolidated affiliates represents the earnings from the Solar Gen 2 Project, the North Star Project, the Lost Hills Blackwell Project, the Henrietta Project, and the Stateline Project and is included on our consolidated statements of operations.

(6)
Represents cash interest payments related to OpCo’s senior secured credit facility and the Stateline Promissory Note. The interest payments for the Quinto Credit Facility on the Predecessor’s combined carve-out financial statements were excluded as they were funded by one of our Sponsors.

(7)
Cash distributions from unconsolidated affiliates represent the cash received by OpCo with respect to its 49% interest in the Solar Gen 2 Project, the North Star Project, the Lost Hills Blackwell Project, and the Henrietta Project and its 34% interest in the Stateline Project.

(8)	Represents indemnity payments from the Sponsors owed to OpCo in accordance with the Omnibus Agreement.

(9)	Represents the Short-Term Note, a promissory note from First Solar.

(10)
For fiscal 2017, test electricity generation represents the sale of electricity that was generated prior to COD by the Macy's Maryland Project. For fiscal 2016, test electricity generation represents the sale of electricity that was generated prior to COD by the Kingbird Project. For fiscal 2015, test electricity generation represents the sale of electricity that was generated prior to COD by the Quinto Project, the RPU Project, the UC Davis Project and the Macy’s California Project. Solar power systems may begin generating electricity prior to COD as a result of the installation and interconnection of individual solar modules, which occurs over time during the construction and commission period. The sale of test electricity generation is accounted for as a reduction in the asset carrying value rather than operating revenue prior to COD, even though it generates cash for the related Project Entity.

(11)
Cash proceeds from sales-type residential leases, net, represent gross rental cash receipts for sales-type leases, less sales-type revenue and lease interest income that is already reflected in net income (loss) during the period. The corresponding revenue for such leases was recognized in the period in which such lease was placed in service, rather than in the period in which the rental payment was received, due to the characterization of these leases under U.S. GAAP.

(12)
State and local rebates represent cash received from state or local governments for owning certain solar power systems. The receipt of state and local rebates is accounted for as a reduction in the asset carrying value rather than operating revenue.

(13)	Cash proceeds from a utility company related to reimbursable network upgrade costs associated with the Quinto Project and the Kingbird Project.

8point3 Energy Partners LP
FY 2018 Q1 Guidance
Reconciliation of Net Income to Adjusted EBITDA and CAFD

(in millions)	Low	High
Net income	$1.5	$3.5
Add (Less):
Interest expense, net of interest income	6.1	6.1
Income tax benefit	(13.7)	(13.7)
Depreciation, amortization and accretion	7.2	7.2
Share-based compensation	0.1	0.1
Add proportionate share from equity method investments (1):
Depreciation, amortization and accretion	6.3	6.3
Adjusted EBITDA	$7.5	$9.5
Less:
Equity in earnings of unconsolidated affiliates, net with (1)	(6.2)	(6.2)
Cash interest paid	(6.1)	(6.1)
Cash distributions to non-controlling interests	(2.1)	(2.1)
Add:
Cash distributions from unconsolidated affiliates	17.6	17.6
Cash proceeds for reimbursable network upgrade costs	3.1	3.1
Cash proceeds from sales-type residential leases	0.7	0.7
CAFD	$14.5	$16.5

(1)	Represents our proportionate share of net interest expense, depreciation, amortization and accretion from our unconsolidated affiliates that are accounted for under the equity method.